UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2016

Adamas Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36399	42-1560076
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1900 Powell Street, Suite 750
Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 450-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

On June 3, 2016, Adamas Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at 1800 Powell Street, Emeryville, California 94608. Stockholders who owned the Company’s common stock at the close of business on April 5, 2016, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 21,473,236 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 14,261,134 shares of the Company’s common stock were voted in person or by proxy for the two proposals set forth below, each of which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 18, 2016.

Proposal No. 1 — Election of Directors

The Company’s stockholders elected the Class II director nominees below to the Company’s Board of Directors to hold office until the 2019 Annual Meeting of Stockholders or until their successors are elected.

Class I Director Nominees	Votes For	Votes Withheld	Broker Non Votes
Gregory T. Went, Ph.D.	10,012,080	919,270	3,329,784
Richard Booth	9,729,191	1,202,159	3,329,784

Proposal No. 2 — Ratification of Selection of Independent Registered Accounting Firm

The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLC as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstentions
14,194,370	61,026	5,738

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adamas Pharmaceuticals, Inc.

Dated: June 6, 2016
	By:	/s/ William J. Dawson
William J. Dawson
Chief Financial Officer